UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2009
CAPITAL TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 655-0220
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth below in “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The information set forth below in “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
On May 14, 2009, Capital Trust, Inc. (the “Company”) reached an agreement with Kodiak CDO II, Ltd., Talon Total Return QP Partners LP, Talon Total Return Partners LP, GPC 69, LLC, HFR RVA Opal Master Trust and Mr. Paul Strebel (collectively, the “TRUPS Holders”) who together held all of the remaining trust preferred securities issued through the Company’s statutory trust subsidiary CT Preferred Trust II (the “Trust Securities”), to issue new junior subordinated notes in exchange for $21.875 million face amount of Trust Securities. The Trust Securities were backed by and recorded as junior subordinated debentures issued by the Company with terms that mirror the Trust Securities.
Pursuant to an exchange agreement, dated as of May 14, 2009, by and among the Company and the TRUPS Holders (the “Exchange Agreement”), the Company issued $25.159 million aggregate principal amount of new junior subordinated notes due on April 30, 2036 (an amount equal to 115% of the current aggregate face amount of the Trust Securities being exchanged). The Exchange Agreement contains customary representations, warranties and covenants.
The new junior subordinated notes contain the same terms as, and rank equally with, the junior subordinated notes issued on March 16, 2009. The interest rate payable under the new subordinated notes is 1% per annum from May 14, 2009, through and including April 29, 2012, which is referred to as the modification period. After the modification period, the interest rate will increase to a rate of 7.23% per annum, through and including April 29, 2016, and thereafter a floating rate, reset quarterly, equal to three month LIBOR plus 2.44% until maturity. The new junior subordinated notes mature on April 12, 2036 and are freely redeemable by the Company at par at any time. The new junior subordinated notes contain a covenant that through April 30, 2012, subject to certain exceptions, the Company may not declare or pay dividends or distributions on, or redeem, purchase or acquire any equity interests, except to the extent necessary to maintain the Company’s status as a real estate investment trust. Except for the foregoing, the new junior subordinated notes contain substantially similar provisions as the Trust Securities, including, with respect to events of default.
As part of the agreement with the TRUPS Holders, the Company also agreed to pay a transaction fee of 0.50% of the principal amount of the Trust Securities held by such TRUPS Holder to cover third party fees and costs incurred in connection with the exchange transaction.
The foregoing description is qualified in its entirety by reference to the Exchange Agreement and the Junior Subordinated Indenture, dated as of May 14, 2009, by and between the Company and The Bank of New York Mellon Trust Company, National Association, filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1
Exchange Agreement, dated as of May 14, 2009, by and among the Company and Kodiak CDO II, Ltd., Talon Total Return QP Partners LP, Talon Total Return Partners LP, GPC 69, LLC, HFR RVA Opal Master Trust and Paul Strebel.

99.2	Junior Subordinated Indenture, dated as of May 14, 2009, by and between the Company and The Bank of New York Mellon Trust Company, National Association, as Trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.
By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer
Date: May 19, 2009

Exhibit Index

Exhibit Number	Description

99.1
Exchange Agreement, dated as of May 14, 2009, by and among the Company and Kodiak CDO II, Ltd., Talon Total Return QP Partners LP, Talon Total Return Partners LP, GPC 69, LLC, HFR RVA Opal Master Trust and Paul Strebel.

99.2	Junior Subordinated Indenture, dated as of May 14, 2009, by and between the Company and The Bank of New York Mellon Trust Company, National Association, as Trustee.